Exhibit 99.1

IVAX Reports Increased Sales And Earnings For First Quarter Of 2003

    MIAMI--(BUSINESS WIRE)--April 24, 2003--

   1Q2003 EPS From Continuing Operations Up 50% To $.15 Per Share;
             1Q2003 Net Revenues Up 17% To $317.7 Million

    IVAX Corporation (AMEX:IVX) (LSE:IVX.L) today reported income from continuing operations for the first quarter of 2003 of $29 million, or $.15 per share, on net revenues of $317.7 million. This compares to income from continuing operations of $19.3 million, or $.10 per share, on net revenues of $272.2 million in the same quarter a year ago.
    Commenting on the first quarter's financial results, Neil Flanzraich, vice chairman and president of IVAX Corporation said, "IVAX' income from continuing operations increased 50% in the first quarter over the first quarter of 2002. Our worldwide net revenues increased 17%, and North American net revenues increased by 41%, over the prior year's quarter. Sales grew strongly in both our U.S. generic business and our U.S. proprietary asthma business."
    As a reflection of the Board and management's confidence in the future of IVAX, the company continues to repurchase its securities. IVAX repurchased 549,600 shares of its common stock in the first quarter of 2003 and IVAX has repurchased more than 54 million shares since February 1998. In addition, IVAX repurchased $20.3 million in face value of its convertible debentures during the first quarter and has repurchased a total of $184 million in face value of its convertible debentures since June 2001.
    IVAX will host a conference call and simultaneous webcast at 10:00 a.m. Eastern (Miami) Time today to discuss first quarter results and other topics. Interested parties can access the conference call by dialing 888-423-3276 from anywhere in the U.S. or by dialing 612-332-0226 from non-U.S. locations. To access the webcast, go to IVAX' web site at http://www.ivax.com and click on the webcast link on the home page at least 15 minutes before the call begins to register and download or install any necessary software.
    A replay of the conference call will be available starting at approximately 1:30 p.m. on April 24th through May 1st. To listen to the replay, dial 1-800-475-6701 and enter the ID # 682679. A replay of the webcast will be available from April 24th through May 1st.
    IVAX Corporation, headquartered in Miami, Florida, discovers, develops, manufactures, and markets branded and brand equivalent (generic) pharmaceuticals and veterinary products in the U.S. and internationally.
    Copies of this and other news releases may be obtained free of charge from IVAX' web site at http://www.ivax.com.

    Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that cannot be predicted or quantified and, consequentially, actual results may differ materially from the preliminary results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, the uncertainty that the definitive financial results reported by the Company may differ from the preliminary results provided, due to, among other things, currency adjustments and final GAAP adjustments made by the Company. IVAX' forward looking statements may also be adversely affected by the other risks and uncertainties discussed in IVAX' Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.


       IVAX Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
                  (unaudited)
                                                    Three Months
Period Ended March 31,                            2003        2002
                                               ----------- -----------
(In thousands, except per share data)

Net revenues                                     $317,693    $272,222
Cost of sales                                     171,550     150,247
                                               ----------- -----------
   Gross profit                                   146,143     121,975
                                               ----------- -----------
Operating expenses:
   Selling                                         45,595      42,146
   General and administrative                      25,068      27,266
   Research and development                        20,421      19,054
   Amortization of intangible assets                4,491       3,015
   Restructuring costs                                463         488
                                               ----------- -----------
       Total operating expenses                    96,038      91,969
                                               ----------- -----------
Income from operations                             50,105      30,006
       Total other income, net                     (4,092)     (4,987)
                                               ----------- -----------
Income before income taxes and minority
 interest                                          46,013      25,019
Provision for income taxes                         17,106       5,813
                                               ----------- -----------
Income before minority interest                    28,907      19,206
Minority interest                                      78          94
                                               ----------- -----------
Income from continuing operations                  28,985      19,300
Cumulative effect of accounting change                  -       4,161
                                               ----------- -----------
Net income                                        $28,985     $23,461
                                               =========== ===========

Basic earnings per common share:
   Continuing operations                            $0.15       $0.10
   Cumulative effect of accounting change               -        0.02
                                               ----------- -----------
   Net income                                       $0.15       $0.12
                                               =========== ===========

Diluted earnings per common share:
   Continuing operations                            $0.15       $0.10
   Cumulative effect of accounting change               -        0.02
                                               ----------- -----------
   Net income                                       $0.15       $0.12
                                               =========== ===========

Weighted average number of common shares
 outstanding:
  Basic                                           194,969     196,227
                                               =========== ===========
  Diluted                                         196,653     199,988
                                               =========== ===========



       IVAX Corporation and Subsidiaries
     Condensed Consolidated Balance Sheets

                                                March 31,   Dec. 31,
                                                  2003        2002
                                               ----------- -----------
(In thousands)                                 (unaudited)

Assets
------
Cash and cash equivalents                        $146,881    $155,408
Marketable securities, short-term                  13,770      28,873
Other current assets                              667,313     696,936
Property, plant and equipment, net                432,915     420,246
Other assets                                      756,730     746,296
                                               ----------- -----------
   Total assets                                $2,017,609  $2,047,759
                                               =========== ===========

Liabilities and Shareholders' Equity
------------------------------------
Current portion of long-term debt                 $26,496     $28,617
Other current liabilities                         361,405     405,446
Long-term debt                                    852,848     872,339
Other long-term liabilities                        51,067      46,115
Minority interest                                  12,344      10,379
Shareholders' equity                              713,449     684,863
                                               ----------- -----------
   Total liabilities and shareholders' equity  $2,017,609  $2,047,759
                                               =========== ===========



            IVAX Corporation and Subsidiaries


 Reportable Segment Data

                                                      Quarter Ended
 In Thousands                                           March 31,
                                                     2003      2002
                                                   --------- ---------

 North America
      External Sales                               $146,363  $102,961
      Intersegment Sales                                284       276
      Other Revenues                                 10,126     7,736
                                                   --------- ---------
      Net Revenues - North America                  156,773   110,973
                                                   --------- ---------

 Europe
      External Sales                                 93,703    85,283
      Intersegment Sales                             13,395    14,389
      Other Revenues                                  5,129     8,540
                                                   --------- ---------
      Net Revenues - Europe                         112,227   108,212
                                                   --------- ---------

 Latin America
      External Sales                                 50,623    58,777
      Other Revenues                                    127       400
                                                   --------- ---------
      Net Revenues - Latin America                   50,750    59,177
                                                   --------- ---------

 Corporate & other
      External Sales                                 11,047     7,280
      Intersegment Sales                            (13,679)  (14,665)
      Other Revenues                                    575     1,245
                                                   --------- ---------
      Net Revenues - Corporate & other               (2,057)   (6,140)
                                                   --------- ---------

                                                   --------- ---------
 Net Revenues                                      $317,693  $272,222
                                                   ========= =========

    CONTACT: IVAX Corporation, Miami
             Thomas E. Beier, 305/575-6563
             or
             Jim Whitlow, 305/575-6043